EXHIBIT 3.2 (b)

                                   AMENDMENT
                                       TO
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                          THE LESLIE FAY COMPANY, INC.
                           (ADOPTED ON MARCH 16, 1999)



                  The second  sentence  of  paragraph  (A)(2) of Section  2.7 is hereby amended to provide that solely for the 1999 annual meeting of stockholders, a stockholder's notice, in order to be timely, shall be delivered to the Secretary at the principal office of the Corporation no later than April 25, 1999.